Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Dr. Adya S. Tripathi, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Tripath Technology Inc. on Form 10-Q for the quarter ended December 31, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of Tripath Technology Inc.

By:	/s/ ADYA S. TRIPATHI
Name:	Dr. Adya S. Tripathi
Title:	Chairman, President and Chief Executive Officer

Date: February 9, 2006

I, Jeffrey L. Garon, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Tripath Technology Inc. on Form 10-Q for the quarter ended December 31, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of Tripath Technology Inc.

By:	/s/ JEFFREY L. GARON
Name:	Jeffrey L. Garon
Title:	Vice President, Finance and Chief Financial Officer

Date: February 9, 2006